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                                                                   EXHIBIT 10.10
                               SECOND AMENDMENT TO

                                 ALLERGAN, INC.

                           SAVINGS AND INVESTMENT PLAN
                                 (RESTATED 1996)


The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the "Plan") is hereby amended to read as follows:

I. Section 2.29 of the Plan is amended in its entirety, effective October 1, 1997, as follows:

        "2.29 Employee. 'Employee' shall mean any person who is employed by the Sponsor or any Affiliated Company in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Sponsor or any such Affiliated Company, as well as any other person qualifying as a common-law employee of the Sponsor or any such Affiliated Company except that such term shall not include (a) any individual who performs services for the Company or an Affiliate and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or Affiliate and (b) any individual, whether a Leased Employee or otherwise, who performs services for the Company or an Affiliate pursuant to an agreement between the Company or Affiliate and any other person including a leasing organization."

II. Section 8.5(a) is amended in its entirety, effective January 1, 1998, as follows:

                "(a) In no event shall any benefits under this Plan, including benefits upon retirement, Severance, or Disability, be paid (or commence to be paid) to a Participant prior to the 'Consent Date' (as defined herein) unless the Participant consents in writing to the payment (or commencement of payment) of such benefits prior to said Consent Date. As used herein, the term 'Consent Date' shall mean the later of (1) the Participant's 62nd birthday, or (2) the Participant's Normal Retirement Age. Notwithstanding the foregoing, the provisions of this Paragraph shall not apply (1) following the Participant's death, or (2) with respect to a lump sum distribution of the vested portion of a Participant's Account if the total amount of such vested portion does not exceed or has never exceeded $5,000."

III. Section 8.5(c) is amended in its entirety, effective January 1, 1997, as follows:

                "(c) Notwithstanding Paragraphs (a) or (b) above, distributions of the entire vested portion of a Participant's Accounts shall be made no later than the Participant's Required Beginning Date, or, if such distribution is to be made over the life


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of such participant or over the lives of such Participant and a Beneficiary (or over a period not extending beyond the life expectancy of such Participant and Beneficiary) then such distribution shall commence no later than the Participant's Required Beginning Date. Required Beginning Date shall mean:

                         (1) Participants attaining age 70-1/2 prior to 1999:
The Required Beginning Date of a Participant who attains age 70-1/2 prior to 1999 shall be April 1 of the calendar year immediately following the year in which the Participant attains age 70-1/2; provided, however, that a Participant, other than a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations), who attains age 70-1/2 in 1996, 1997, or 1998 may elect to defer the Required Beginning Date until April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or retires.

                         (2) Participants attaining age 70-1/2 after 1998: The
Required Beginning Date of a Participant who attains age 70-1/2 after 1998 shall be April 1 of the calendar year immediately following the later of the calendar year in which the Participant attains age 70-1/2 or retires; provided, however, if such Participant is a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70-1/2, the Required Beginning Date shall be April 1 of the calendar year immediately following the year in which such Participant attains age 70-1/2."


IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Amendment as of November 18, 1997.


ALLERGAN, INC.



By:     /s/ FRANCIS R. TUNNEY, JR.
   ----------------------------------------------
        Francis R. Tunney, Jr.
        Corporate Vice President, General Counsel
        and Secretary

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